U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2007

NEOMEDIA TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21743	36-3680347
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Second Street, Suite 600, Fort Myers, Florida		33901
(Address of Principal Executive Offices)		(Zip Code)

(239) - 337-3434
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Sale of the assets of the Micro Paint Repair business unit

On November 1, 2007, NeoMedia Technologies, Inc. and NeoMedia Micro Paint Repair, Inc., collectively (“NeoMedia”) executed a definitive purchase agreement (the “DPA”) to sell the assets of its Micro Paint Repair business unit, excluding the US AutoXperience operations, (“MPR”), to Micro Paint Holdings Limited, a New Zealand company (the “Purchaserr”), for $2,000,000 in cash, and $200,000 in stock of the Purchaser, with $300,000 of the cash to be paid upon completion of the post closing items. The DPA calls for closing to occur by November 7, 2007, which has been subsequently mutually extended until November 14, 2007. The DPA is attached hereto as exhibit 16.1.

In conjunction with the DPA, NeoMedia entered into a Distribution Agreement with the Purchaser, whereby NeoMedia will be authorized by the Purchaser as the exclusive distributor of the Micro Paint products in the United States of America territory. The Distribution agreement is attached hereto as exhibit 16.2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMedia Technologies, Inc.
(Registrant)

Date: November 7, 2007	By: /s/ William J. Hoffman,
William J. Hoffman, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description
16.1	Definitive purchase agreement between NeoMedia Technologies, Inc. and Micro Paint Holdings Limited, dated November 1, 2007.
16.2	Distribution agreement between NeoMedia Technologies, Inc. and Micro Paint Holdings Limited, dated November 1, 2007.